UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/09/2010

Wells Timberland REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53193

MD	203536671
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On August 9, 2010, the board of directors of Wells Timberland REIT, Inc. (the "Registrant") declared a special 2% common stock dividend on the outstanding shares of its common stock to the stockholders of record of such shares as shown on the books of the Registrant at the close of business on August 9, 2010. The special stock dividend is to be paid on a date during the month of August 2010 as the President of the Registrant may determine.

On August 9, 2010, the board of directors of the Registrant declared a daily non-compounding stock dividend in the amount of 0.000054348 shares per day per share on the outstanding shares of its common stock to the stockholders of record of such shares as shown on the books of the Registrant at the close of business on each day during the period commencing on August 10, 2010 and continuing through and including September 15, 2010. This dividend is to be paid on a date during the month of September 2010 as the President of the Registrant may determine.

On August 9, 2010, the board of directors of the Registrant declared a stock dividend for the fourth quarter of 2010 in the amount of 0.000054945 shares per day per share on the outstanding shares of its common stock to the stockholders of record of such shares as shown on the books of the Registrant at the close of business on each day during the period commencing on September 16, 2010 and continuing through and including December 15, 2010. The fourth quarter dividend is to be paid on a date during the month of December 2010 as the President of the Registrant may determine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Timberland REIT, Inc.

Date: August 12, 2010	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer